Exhibit 99.2

December 7, 2006

Dear Inland Retail Real Estate Trust, Inc. Shareholder:

On December 7, 2006, Inland Retail Real Estate Trust, Inc. (“Inland Retail”) paid a distribution of $0.069167 per share to shareholders of record as of November 22, 2006.  This calculation is based upon an annualized rate of $.83 per share divided by 12 months.  The annualized distribution rate of $0.83 per share remains the same.

On October 23, 2006, we announced our entry into a merger agreement with Developers Diversified Realty Corporation (“DDR”).  Please find listed below the answers to some frequently asked questions:

1.              I was reinvesting my distributions.  Why am I now receiving a check?

As part of the merger agreement, our Distribution Reinvestment Program was suspended.  Thus, shareholders are no longer able to reinvest monthly distributions.  Effective with the November 7, 2006 distribution, all shareholders began receiving cash distributions.

2.              Will I continue to receive a check?

We will continue to pay our monthly distribution on the 7th of each month until the merger transaction is completed.  Please note that Direct Deposit is available.  Enrollment forms are available at www.rtco.com under Inland Stockholders Forms.  The Direct Deposit Enrollment Form is for your monthly distributions and not for your anticipated final cash payout.

3.              Why did I not receive a check?  Where did my check go?

If your investment is held in a retirement account, such as an IRA or SEP investment, the IRS requires that any funds be sent directly to your custodian.  You should receive a confirmation statement detailing the distribution amount sent to your custodian on your behalf.  If you have sent us instructions to direct deposit your distribution, you will receive a confirmation statement in lieu of a check.

4.              What is a “merger agreement”?

Your Board of Directors concluded that it is in the best interest of the shareholders to consider a range of potential liquidity events.  In considering liquidity alternatives which would maximize shareholder return, the Board beIieves that the offer received from DDR achieves this goal.  The “merger agreement” is the formal legal document or contract which subject to terms and conditions obligates DDR to acquire the outstanding shares of Inland Retail stock.

5.              How much will I receive?

If the merger is approved by shareholders, DDR will pay all shareholders $14 per share for each share of Inland Retail that he or she owns.  Shareholders will no longer own shares of Inland Retail.

6.              DDR may elect to issue up to $4 per share of the total merger consideration in the form of common shares of stock of DDR.  What does that mean?

DDR will pay shareholders $14 per share for each share of Inland Retail that he or she owns.  The exact composition of the $14 per share payment is yet to be determined.  DDR may pay all $14 per share in cash or they may pay $10 per share in cash and $4 per share in DDR common stock or any combination in between.  All shareholders will receive the same proportionate payout.  Shareholders will not have the option as to whether or not to receive shares of DDR common stock.  We will provide more information on the final payout as it becomes available.

7.              How many shares do I own?

The number of shares that you own is printed on the check stub or Statement of Distributions that you receive each month.  Account information is also available on Registrar and Transfer Company’s (“R&T”) website at www.rtco.com.  If you do not already have a log-in, you may apply for one at the bottom of R&T’s homepage.

8.              When will this happen?

Subject to shareholder approval, we anticipate that the merger will close during the first quarter of 2007.

9.              What will happen to my investment in Inland Retail?

At the time of the closing of the merger agreement, you would no longer own stock in Inland Retail.  You would receive a final payout for your shares of Inland Retail and will no longer have an investment in Inland Retail.

10.       What do I need to do?  What is the next step?

You should receive a proxy shortly which will include a request for your vote.  Upon receipt of the proxy, we strongly encourage you to review the materials carefully and promptly vote on the merger agreement.

If you have any additional questions, please contact your financial advisor or Inland Retail Investor Relations at (800) 348-9192.

Sincerely,
INLAND RETAIL REAL ESTATE TRUST, INC.

Barry L. Lazarus
Chief Executive Officer

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this announcement are forward-looking statements. All forward-looking statements speak only as of the date of this announcement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Developers Diversified, IRRETI and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the shareholders of IRRETI, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies, the marketing and sale of non-core assets, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

This letter does not constitute an offer of any securities for sale. In connection with the proposed transaction, Developers Diversified and IRRETI expect to file a proxy statement/ prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about Developers Diversified and IRRETI and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Developers Diversified and IRRETI with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Developers Diversified and IRRETI by directing such request to:  Developers Diversified Realty Corporation, Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or Inland Retail Real Estate Trust, Inc., Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, IL 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

Developers Diversified and IRRETI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IRRETI in connection with the merger. Information about Developers Diversified and its directors and executive officers, and their ownership of Developers Diversified securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Developers Diversified, which was filed with the SEC on April 3, 2006. Information about IRRETI and its directors and executive officers, and their ownership of IRRETI securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of IRRETI, which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available. As a result of this transaction, IRRETI does not intend to hold an annual stockholder meeting and instead will hold a special meeting to vote on the proposed merger.